Exhibit 25.12

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☒

Citibank, N.A.

(Exact name of Trustee as specified in its charter)

N/A	13-5266470
(jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip code)

JPMORGAN CHASE & CO

(Exact name of obligor as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

270 Park Avenue New York, New York	10017
(Address of principal executive office)	(Zip code)

Debt Securities

(Title of Indenture Securities)

Item 1.	General information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

	Name Comptroller of the Currency Federal Reserve Bank of New York Federal Deposit Insurance Corporation	Address Washington, D.C. 33 Liberty Street, New York, NY Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

None.

Item 3-Item 15	Not. Applicable

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

TIA (i)	Exhibit 1 – Copy of articles of association of the trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

TIA(ii)	Exhibit 2 – Copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

TIA (iii)

Exhibit 3 – Copy of authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

(Exhibit 3 to T-1 to Registration Statement No. 2-55519)

TIA (iv)	Exhibit 4 – Copy of existing bylaws of the trustee, or instruments corresponding thereto. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

TIA(v)	Exhibit 5 – Not applicable.

TIA(vi)	Exhibit 6 – The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

TIA(vii)	Exhibit 7 – Copy of the latest report of condition of Citibank, N.A. published pursuant to law or the requirements of its supervising or examining authority.

(as March 31, 2008- attached)

TIA(viii)	Exhibit 8 – Not applicable.

TIA(ix)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 31st day of July, 2008.

CITIBANK, N.A.

By:	/s/ Valerie Delgado
Valerie Delgado, Vice President

Exhibit 7

Charter No. 1461

Comptroller of the Currency

Northeastern District

REPORT OF CONDITION

CONSOLIDATING

DOMESTIC AND FOREIGN

SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on March 31, 2008, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$23,138,000
Interest-bearing balances	58,460,000
Held-to-maturity securities	1,000
Available-for-sale securities	127,988,000
Federal funds sold in domestic Offices	1,145,000
Federal funds sold and securities purchased under agreements to resell	26,504,000
loans and leases held for sale	38,626,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	655,303,000
LESS: Allowance for loan and lease losses	11,972,000
Loans and leases, net of unearned Income and allowance	643,331,000
Trading assets	259,778,000
Premises and fixed assets (including capitalized leases)	5,968,000
Other real estate owned	847,000
Investments in unconsolidated subsidiaries and associated companies	5,127,000
Intangible assets: Goodwill	19,857,000
Intangible assets: Other intangible assets	10,271,000
Other assets	71,462,000

TOTAL ASSETS	$1,292,503,000

LIABILITIES
Deposits: In domestic offices	$225,166,000
Noninterest-bearing	43,993,000
Interest-bearing	181,173,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	561,226,000
Noninterest-bearing	40,910,000
Interest-bearing	520,316,000

Federal Funds purchased and securities sold under Agreements to repurchase:
Federal funds purchased in domestic Offices	11,999,000
Securities sold under agreements to repurchase:	20,137,000
Fee
Trading liabilities	89,669,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):	202,747,000
Subordinated notes and debentures	28,301,000
Other liabilities	55,572,000

TOTAL LIABILITIES	$1,194,817,000

Minority interest in consolidated Subsidiaries	1,353,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	751,000
Surplus	69,154,000
Retained Earnings	31,026,000

Accumulated net gains (losses) on cash flow hedges	–4,598,000
Other equity capital components	0

TOTAL EQUITY CAPITAL	$96,333,000

TOTAL LIABILITIES AND EQUITY CAPITAL	$1,292,503,000

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

CARY CRITTENDEN

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

ALAN MACDONALD

KEVIN KESSINGER

DAVID BUSHNELL

DIRECTORS